As filed with the Securities and Exchange Commission on September 29, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Carnival Corporation Ltd.
SEE TABLE FOR ADDITIONAL REGISTRANT
(Exact name of registrant as specified in its charter)
Bermuda
(State or other jurisdiction of incorporation or organization)
59-1562976
(I.R.S. Employer Identification No.)
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
(305) 599-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Enrique Miguez, Esq.
Chief Legal and Administrative Officer
Carnival Corporation Ltd.
3655 N.W. 87th Avenue
Miami, Florida
33178-2428
(305) 599-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq.
Luke Jennings, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT
Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Carnival UK Ltd.(1)	England and Wales	98-0357772

(1)
Registrant’s address is Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom, 011 44 23 8065 5000

EXPLANATORY NOTE
We are filing this registration statement to replace our prior Registration Statement on Form S-3 (File No. 333-276711). In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, effectiveness of this registration statement will be deemed to terminate the prior Registration Statement.

PROSPECTUS
C A R N I V A L
C O R P O R A T I O N LTD.
DEBT SECURITIES
COMMON SHARES
PREFERENCE SHARES
WARRANTS TO PURCHASE SECURITIES
PURCHASE CONTRACTS
UNITS

Carnival Corporation Ltd. or selling securityholders may from time to time sell:
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common shares;

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preference shares;

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debt securities, which may be guaranteed on an unsecured basis by Carnival UK Ltd.;

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warrants to purchase common shares, preference shares or debt securities, or any combination of them and warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index;

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purchase contracts; and

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units.

Our common shares are listed and trade on the New York Stock Exchange (the “NYSE”) under the symbol “CCL.” Any common shares sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.
WE WILL PROVIDE SPECIFIC TERMS OF ANY OFFERING IN SUPPLEMENTS TO THIS PROSPECTUS. THE SECURITIES MAY BE OFFERED SEPARATELY OR TOGETHER IN ANY COMBINATION AND AS SEPARATE SERIES. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.
INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We or the selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is September 29, 2026.

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ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our,” “the Company” and “Carnival Corporation Ltd.” are to Carnival Corporation Ltd. (formerly known as Carnival Corporation) including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival UK Ltd.” are to Carnival UK Ltd. (formerly known as Carnival plc) including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to the “Companies” are to both Carnival Corporation Ltd. and Carnival UK Ltd. including, unless otherwise expressly stated or the context otherwise requires, their subsidiaries.
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or the selling securityholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.
The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
WE AND THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. Copies of such information filed with the SEC may be obtained from the SEC’s web site (www.sec.gov). These filings, which include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, are available free of charge through our website (www.carnivalcorp.com/investor-relations) as soon as reasonably practicable after we file them with, or furnish them to, the SEC. The information contained on our website (www.carnivalcorp.com) is not incorporated into this prospectus. Our reference to our website is intended to be an inactive textual reference only.
You should only rely on the information contained in this prospectus and incorporated by reference in it.
INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus the following documents or portions of documents filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as filed on January 27, 2026 (the “Annual Report”);

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Our Quarterly Reports on Form 10-Q for the quarter ended February 28, 2026, as filed on March 27, 2026, the quarter ended May 31, 2026, as filed on June 26, 2026 and the quarter ended August 31, 2026, as filed on September 29, 2026;

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Our Current Reports on Form 8-K as filed on February 12, 2026, February 20, 2026, April 20, 2026 and May 7, 2026;

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The information responsive to Part III of the Annual Report provided in our Proxy Statement on Schedule 14A filed on February 27, 2026 and incorporated by reference into the Annual Report;

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The description of the common shares contained in our Registration Statement on Form 8-A/A, filed with the SEC on May 7, 2026, including any amendment or report filed for the purpose of updating such description; and

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All other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. We have not authorized anyone to provide you with any additional information.
Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:
Carnival Corporation Ltd.
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: Corporate Secretary
Telephone: (305) 599-2600, Ext. 18018.
Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

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THE COMPANY
Carnival Corporation Ltd.
We are the largest global cruise company and among the largest leisure travel companies with a portfolio of world-class cruise lines — AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises and Seabourn. Carnival Corporation Ltd. trades under the ticker symbol CCL on the NYSE and is included in the S&P 500.
Carnival Corporation Ltd. was initially incorporated under the laws of the Republic of Panama in November 1974 and, in May 2026, redomiciled to Bermuda as an exempted company limited by shares. Carnival Corporation Ltd.’s principal executive offices are located at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation Ltd.’s principal executive offices is (305) 599-2600.
Carnival UK Ltd.
Carnival UK Ltd. was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” in April 2003. In May 2026, Carnival plc became a wholly-owned subsidiary of Carnival Corporation Ltd. and was subsequently re-registered as a private limited company and renamed “Carnival UK Ltd.” Carnival UK Ltd.’s principal executive offices are located at Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom. The telephone number of Carnival UK Ltd.’s principal executive offices is 011 44 23 8065 5000.

RISK FACTORS
An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider the specific risks discussed under the caption “Risk Factors” or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the joint Annual Report on Form 10-K for the year ended November 30, 2025 and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus or incorporated by reference into this prospectus are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the transactions described in this prospectus, future results, operations, strategy, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.
Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. Examples of these factors include, but are not limited to, those discussed in “Item 1A. Risk Factors,” included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.
Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.
Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including emissions and environmental-related matters). In addition, historical, current, and forward-looking sustainability-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we will add the net proceeds from the sale of any securities offered by us under this prospectus to our working capital. The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand our business.
We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

DESCRIPTION OF DEBT SECURITIES
We may issue from time to time debt securities in one or more series that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us, U.S. Bank Trust Company, National Association (the “Senior Trustee”), as Trustee, and, if applicable, Carnival UK Ltd., as guarantor. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”), to be entered into between us, U.S. Bank Trust Company, National Association (the “Subordinated Trustee”), as Trustee, and, if applicable, Carnival UK Ltd., as guarantor. The term “Indenture” refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term “Debt Securities” refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.
The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.
The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the SEC. Each series of Debt Securities may be offered together with an unconditional guarantee of Carnival UK Ltd. The applicable prospectus supplement will disclose whether the series of Debt Securities will be guaranteed by Carnival UK Ltd. and the terms and conditions of any such guarantee. To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus. There may be different trustees for one or more different series of Debt Securities. See “— Trustee.”
General
The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:
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the title;

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the aggregate principal amount;

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the percentage of their principal amount at which they will be offered;

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the date or dates on which principal is payable;

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the interest rate or rates and/or the method of determining the interest rates;

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the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

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the terms for redemption, extension or early repayment;

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the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

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the currency or currencies of payment of principal or interest;

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the provisions for a sinking fund, if any;

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if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

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any other restrictive covenants included for the benefit of the holders of the Debt Securities;

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the events of default;

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whether Carnival UK Ltd. will guarantee such series of Debt Securities and the terms and conditions of such guarantee;

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whether the Debt Securities are issuable as a global security or securities;

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the applicable tax consequences related to the Debt Securities;

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the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our common shares or other securities;

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the applicability of the provisions described in “— Defeasance” below;

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any subordination provisions applicable to the Debt Securities in addition to or different than those described under “— Subordination” below; and

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any other term or provision which is not inconsistent with the Indenture.

One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.
Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by bank transfer or a check mailed to the person entitled to it.
The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.
The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.
Neither Bermuda law nor our Memorandum of Continuance or Bye-Laws limit the right of non-resident or foreign owners to hold Debt Securities. While no tax treaty currently exists between Bermuda and the U.S., we believe that under current law interest payments to holders of our Debt Securities are not subject to taxation under the laws of Bermuda.
Guarantees of Debt Securities
Carnival UK Ltd. may guarantee any series of our Debt Securities on the terms set forth in the applicable prospectus supplement. Any such guarantees (the “Guarantees”) will be contained in the applicable Indenture. If Carnival UK Ltd. guarantees a series of Debt Securities, then Carnival UK Ltd., as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of such series of Debt Securities and to the applicable Trustee and its successors and assigns, as and for Carnival UK Ltd.’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, Additional Amounts (as defined below under “— Payment of Additional Amounts”) (if any), on such Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indentures (including obligations applicable to the Trustee) and such Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by us of all duties, agreements, covenants and obligations of ours under the Indentures and such Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “Guarantees”). Such Guarantees will constitute guarantees of payment and not merely of collection. The obligations of Carnival UK Ltd. under the Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of guaranteed Debt Securities or other person. The Guarantees will be governed by New York law.

Book-Entry System
The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the “Depository”) or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.
The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.
Payment of Additional Amounts
We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of (i)(x) Bermuda or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S. or any political subdivision or taxing authority thereof) of a successor entity to us, to the extent that such taxes, levies, imposts or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Debt Securities, or (ii) any other jurisdiction (other than the U.S. or any political subdivision or taxing authority thereof) from or through which any amount is paid by us with respect to the Debt Securities or where we are resident or maintain a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Taxes”), unless the withholding or deduction of such Tax is compelled by laws of Bermuda or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by Bermuda or any other Taxing Jurisdiction, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any applicable administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to each holder of the Debt Securities or the Trustee pursuant to the terms of the Indenture or the Debt Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Debt Securities. However, we will not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):
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any present or future Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a citizen, domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than any connection arising solely from the acquisition, ownership or disposition of such Debt Security, the exercise or enforcement of rights under such Debt Security, the Indenture or a Guarantee, or the receipt of payments in respect of such Debt Security or a Guarantee) with Bermuda or any other applicable Taxing Jurisdiction;

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any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the relevant payment is first made available for payment to the holder or beneficial owner (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Debt Security been presented on the last day of such thirty-day period);

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any present or future Taxes imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);
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any present or future Taxes payable other than by deduction or withholding from payments under, or with respect to, any Debt Security;

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any present or future Taxes imposed in connection with a Debt Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Debt Security to the extent such Taxes could have been avoided by presenting the relevant Debt Security to, or otherwise accepting payment from, another paying agent;

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any present or future Taxes imposed on or with respect to any payment by us to the holder of a Debt Security if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Debt Security;

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any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant Debt Security, following our reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Taxing Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

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any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

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any combination of the foregoing;

In addition to the foregoing, we will also pay and indemnify each holder for any present or future stamp, issue, registration, value-added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Debt Securities, the Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Debt Securities or any Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Taxing Jurisdiction that are not excluded under the Excluded Tax clauses described above (other than the clauses relating to Taxes payable other than by withholding and estate, inheritance, gift, sale, transfer, personal property or similar Taxes) or any combination thereof).
We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:
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any Taxes levied or imposed and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to such Debt Securities;

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any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

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any Taxes (other than Excluded Taxes) with respect to payment of Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Additional Amount and not excluded from the requirement to pay Additional Amounts, as described above.
We or our successor, as the case may be, will also:
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make such withholding or deduction, to the extent required by applicable law; and

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remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

We or any successor to us, as the case may be, will furnish the Trustee within 60 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee.
At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officer’s certificate stating that such Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.
Our obligations under the Additional Amounts provisions described above will survive the termination of the Indenture, any transfer by a holder or beneficial owner of its Debt Securities, and the payment of all amounts under or with respect to the Debt Securities.
Each holder of a Debt Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving our written notice to the effect that such holder is eligible for a refund in respect of Taxes actually paid by us under the terms of the Debt Security or the Indenture, such holder will sign and deliver to us, as reasonably directed by us, any form we provide to such holder to enable such holder to obtain a refund in respect of such Taxes; and if such holder thereafter receives such refund in respect of such Taxes, such holder will promptly pay such refund to us (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Taxes prior to our request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to us (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. We will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.
If Carnival UK Ltd. guarantees a series of Debt Securities, Carnival UK Ltd., as guarantor of such Debt Securities, will agree to make, with respect to the Indenture and such Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States or any political subdivision or taxing authority thereof) of a successor entity to Carnival UK Ltd., to the extent that such taxes, levies, imposts or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Guarantees, as applicable, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival UK Ltd. under the Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Guarantor Jurisdiction Taxes”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Guarantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as defined below) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, Carnival UK Ltd. will (if the holders or beneficial owners of the relevant Debt Securities comply with any applicable administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each holder of guaranteed Debt Securities or the Trustee pursuant to the terms of the Indenture or such Debt Securities, after such deduction or withholding, equal to the amounts then due and payable under the terms of the Indenture or such Debt Security. However, the guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):
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any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a citizen, domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than any connection arising solely from the acquisition, ownership or disposition of such Debt Security, the exercise or enforcement of rights under such Debt Security, the Indenture or a Guarantee, or the receipt of payments in respect of such Debt Security or a Guarantee) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;
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any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the relevant payment is first made available for payment to the holder or beneficial owner (except to the extent that the holder or beneficial owner would have been entitled to Guarantor Additional Amounts had the Debt Security been presented on the last day of such thirty-day period);

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any present or future Guarantor Jurisdiction Taxes imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

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any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant Debt Security, following Carnival UK Ltd.’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Guarantor Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Guarantor Jurisdiction Taxes imposed by the Guarantor Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Guarantor Taxing Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

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any present or future Guarantor Jurisdiction Taxes payable other than by deduction or withholding from payments under, or with respect to, any guaranteed Debt Security;

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any present or future Guarantor Jurisdiction Taxes imposed in connection with a guaranteed Debt Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Debt Security to the extent such Guarantor Jurisdiction Taxes could have been avoided by presenting the relevant Debt Security to, or otherwise accepting payment from, another paying agent;

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any estate, inheritance, gift, sale, transfer, personal property or similar Guarantor Jurisdiction Tax or duty;

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any present or future Guarantor Jurisdiction Taxes imposed on or with respect to any payment by Carnival UK Ltd. to the holder of a Debt Security if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Guarantor Jurisdiction Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Debt Security; or

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any combination of the foregoing;

In addition to the foregoing, Carnival UK Ltd. will also pay and indemnify each holder for any present or future stamp, issue, registration, value-added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the guaranteed Debt Securities, the Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the guaranteed Debt Securities or any Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Guarantor Jurisdiction Taxes imposed in a Guarantor Taxing Jurisdiction that are not excluded under the Guarantor Excluded Tax clauses described above (other than the clause relating to Guarantor Jurisdiction Taxes payable other than by withholding) or any combination thereof).

If Carnival UK Ltd. guarantees a series of Debt Securities, Carnival UK Ltd. or any successor to it, as the case may be, will indemnify and hold harmless each holder of such Debt Securities and upon written request reimburse each holder for the amount of:
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any Guarantor Jurisdiction Taxes levied or imposed and paid by such holder of Debt Securities (other than Guarantor Excluded Taxes) as a result of payments made with respect to such Debt Securities;

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any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

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any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes) with respect to payment of Guarantor Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Guarantor Additional Amount and not excluded from the requirement to pay Guarantor Additional Amounts, as described above.
If Carnival UK Ltd. guarantees a series of Debt Securities, Carnival UK Ltd. or its successor, as the case may be, will also:
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make such withholding or deduction to the extent required by applicable law; and

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remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

If Carnival UK Ltd. guarantees a series of Debt Securities, Carnival UK Ltd. or any successor to it, as the case may be, will furnish the Trustee within 60 days after the date the payment of any such Guarantor Jurisdiction Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival UK Ltd. or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee.
At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable by Carnival UK Ltd. under the Guarantees, if Carnival UK Ltd. will be obligated to pay Guarantor Additional Amounts with respect to those payments, Carnival UK Ltd. will deliver to the Trustee an officer’s certificate stating that Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Guarantor Additional Amounts to holders of the Debt Securities on the payment date.
Carnival UK Ltd.’s obligations under the Guarantor Additional Amounts provisions described above will survive the termination of the Indenture, any transfer by a holder or beneficial owner of its Debt Securities, and the payment of all amounts under or with respect to the Debt Securities.
Each holder of the Debt Securities, by acceptance of the Debt Securities, agrees that, with reasonable promptness after receiving written notice from Carnival UK Ltd. to the effect that such holder is eligible for a refund in respect of Guarantor Jurisdiction Taxes actually paid by Carnival UK Ltd., such holder will sign and deliver, as reasonably directed by Carnival UK Ltd., any form provided to such holder by Carnival UK Ltd. to enable such holder to obtain a refund in respect of such Guarantor Jurisdiction Taxes; and if such holder thereafter receives such refund in respect of such Guarantor Jurisdiction Taxes, such holder will promptly pay such refund to Carnival UK Ltd. (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Guarantor Jurisdiction Taxes prior to a request by Carnival UK Ltd. to apply for such a refund, the holder will, upon receipt of a request by Carnival UK Ltd. to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival UK Ltd. (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival UK Ltd. shall pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.
Redemption of Debt Securities under Certain Circumstances
Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of (A) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Bermuda (or the jurisdiction of incorporation (other than the U.S.) of a successor entity to us), or of any of its political subdivisions or taxing authorities thereof or therein affecting taxation, which change or amendment is announced and becomes effective on or after the original issuance date of the series of Debt Securities (or, if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after the original issuance date of such series, the later date on which an entity becomes a Taxing Jurisdiction), or (B) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective on or after the original issuance date of the series of Debt Securities (or, if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after the original issuance date of such series, after such later date) (each of the foregoing clauses (A) and (B), a “Change in Tax Law”), it is determined by us, based upon an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Taxing Jurisdiction, that on the next date on which any amount would be payable in respect of the Debt Securities or the Guarantees, we or any guarantor are or would be required to pay Additional Amounts (but, in the case of a guarantor, only if the payment giving rise to such requirement cannot be made by us or another guarantor without the obligation to pay Additional Amounts), and we or the relevant guarantor cannot avoid any such payment obligation by taking reasonable measures available to us or to it (including, for the avoidance of doubt, appointment of a new paying agent but excluding the reincorporation or reorganization of us or any guarantor), then we may, at our option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem such series of Debt Securities in whole, but not in part, at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the date fixed by us for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities) (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof); provided, however, that (i) no notice of redemption may be given more than 60 days prior to the earliest date on which we or the relevant guarantor would be obligated to make such payment of Additional Amounts if a payment in respect of the Debt Securities or the Guarantees were then due, and (ii) at the time that such notice of redemption is given, such obligation to pay Additional Amounts must remain in effect.
Prior to the delivery of any notice of redemption of Debt Securities pursuant to the foregoing, we or the guarantor, as applicable, shall deliver to the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Taxing Jurisdiction or Guarantor Taxing Jurisdiction, as applicable (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle us or the guarantor, as applicable, to redeem the Debt Securities. In addition, before we or the guarantor, as applicable, deliver a notice of redemption of the Debt Securities as described above, we or the guarantor shall deliver to the Trustee an officer’s certificate to the effect that we or the guarantor cannot avoid the obligation to pay Additional Amounts or Guarantor Additional Amounts, as applicable, by taking reasonable measures available to us or to the relevant guarantor. The Trustee will accept and shall be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.
The foregoing provisions will apply, mutatis mutandis, to any successor to us (or any guarantor) with respect to a Change in Tax Law occurring after the time such person becomes successor to us (or any guarantor).
In addition, if Carnival UK Ltd. guarantees a series of Debt Securities, unless otherwise specified in the prospectus supplement with respect to such series of Debt Securities, if as the result of (A) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor entity to Carnival UK Ltd.), or of any of its political subdivisions or taxing authorities thereof or therein affecting taxation, which change or amendment is announced and becomes effective on or after the original issuance date of the series of Debt Securities (or, if the applicable Guarantor Taxing Jurisdiction became a Guarantor Taxing Jurisdiction on a date after the original issuance date of such series, after such later date), or (B) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective on or after the original issuance date of the series of Debt Securities (or, if the applicable Guarantor Taxing Jurisdiction became a Guarantor Taxing Jurisdiction on a date after the original issuance date of such series, after such later date) (each of the foregoing clauses (A) and (B), a “Change in Tax Law”), it is determined by Carnival UK Ltd., based upon an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Guarantor Taxing Jurisdiction, that on the next date on which any amount would be payable in respect of the Debt Securities or the Guarantees, Carnival UK Ltd. is or would be required to pay Guarantor Additional Amounts (but only if the payment giving rise to such requirement cannot be made by us or another guarantor without the obligation to pay Guarantor Additional Amounts), and Carnival UK Ltd. cannot avoid any such payment obligation by taking reasonable measures available to it (including, for the avoidance of doubt, appointment of a new paying agent but excluding the reincorporation or reorganization of us or any guarantor), then we or Carnival UK Ltd. may, at its option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem such series of Debt Securities in whole, but not in part, at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the Tax Redemption Date and all Guarantor Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities) (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant interest payment date and Guarantor Additional Amounts (if any) in respect thereof); provided, however, that (i) no notice of redemption may be given more than 60 days prior to the earliest date on which Carnival UK Ltd. would be obligated to make such payment of Guarantor Additional Amounts if a payment in respect of the Debt Securities or the Guarantees were then due, and (ii) at the time that such notice of redemption is given, such obligation to pay Guarantor Additional Amounts must remain in effect.
Merger and Consolidation
Neither we nor, if applicable, Carnival UK Ltd., as guarantor of any series of Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of our assets substantially as an entirety to any person unless:
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after giving effect to the transaction, no Event of Default (as defined below under “— Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

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(i) in the case of our company, the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding Debt Securities and the performance of every covenant in the Indenture to be performed or observed by us and provides for conversion rights in accordance with applicable provisions of the Indenture and (ii) if applicable, in the case of Carnival UK Ltd., the successor or transferee entity, if other than Carnival UK Ltd., expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant in the Indenture to be performed or observed by Carnival UK Ltd.; and

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we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture complies with the foregoing provisions relating to such transaction.

Events of Default and Notice
Unless otherwise noted in an applicable prospectus supplement or board resolution creating a particular series of Debt Securities, the following are “Events of Default” in respect of a particular series of Debt Securities:
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failure to pay interest (including Additional Amounts) for 30 days after it is due;

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failure to pay the principal or premium, if any, when due;

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failure to make a sinking fund payment for five days after it becomes due;

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failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

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failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $120 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

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certain events of bankruptcy, insolvency or reorganization;

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if applicable, any Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

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any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.
The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.
Pursuant to the terms of the Indenture, we are required to furnish to the Trustee within 120 days of the end of our fiscal year a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities or in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.
The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent person would exercise or use in the conduct of his or her own affairs. Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.
No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee. In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.
The Events of Default may be modified with respect to a series of Debt Securities. Any such modification will be described in a prospectus supplement.
Modification of the Indenture
With certain exceptions, we may modify the Indenture, our and, if applicable, Carnival UK Ltd.’s rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series. However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:
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change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

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change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

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reduce the principal amount of a Debt Security in the series;

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reduce the interest rate on any Debt Security in the series;

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reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Debt Security; or

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if applicable, amend or modify the terms of any of the Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture or adversely affect the right of holders of Debt Securities in any material respect to convert any Debt Securities as provided in a supplemental indenture.
Satisfaction and Discharge
The Indenture shall cease to be of further effect with respect to any series of Debt Securities (except as to the obligation to pay any Additional Amounts and certain other obligations surviving rights of conversion or registration or transfer or exchange of Debt Securities of such series expressly provided for in the Indenture or in the form of Debt Security for such series) as to all outstanding Debt Securities of such series when:
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either (a) all of the Debt Securities of that series theretofore authenticated and delivered (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Debt Securities of such series for whose payment money in the required currency has theretofore been deposited in trust or segregated and held in trust and thereafter repaid to us or discharged from such trust) have been cancelled or delivered to the Trustee for cancellation or (b) all such Debt Securities of that series not theretofore cancelled or delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the required currency sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;

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we have paid or caused to be paid all other sums payable hereunder by us with respect to the Debt Securities of such series; and

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we have delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Debt Securities of such series have been complied with.

Defeasance
The Indenture provides that we (and, to the extent applicable, Carnival UK Ltd.), at our option,
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will be discharged from any and all obligations in respect of any series of Debt Securities (except in each case for the obligation to pay any Additional Amounts and certain other obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust), or

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need not comply with certain terms, provisions or conditions of such indenture and any restrictive covenants described in a prospectus supplement relating to such series of Debt Securities, Carnival UK Ltd. will be released from its Guarantee, if any, and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of Debt Securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.
In addition, we are required to deliver to the Trustee an officer’s certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
Subordination
If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including Senior Debt Securities. Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.
Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our and, if applicable, Carnival UK Ltd.’s general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.
If applicable, the subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.
If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.
Optional Redemption
The terms and conditions, if any, on which Debt Securities being offered may be redeemed will be set forth in an applicable prospectus supplement.
Conversion Rights
The terms and conditions, if any, on which Debt Securities being offered are convertible into our common shares or other of our securities will be set forth in an applicable prospectus supplement. The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.
Trustee
The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.
Governing Law
The Debt Securities, any Guarantees and the Indenture will be governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants (the “Warrants”) for the purchase of our common shares, preference shares or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S. (“Government Debt Securities”), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index. Warrants may be issued independently or together with any Securities offered by any prospectus supplement and may be attached to or separate from those Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement. The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the relevant prospectus supplement. The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement are not complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement (or incorporated by reference into the Registration Statement).
The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of any particular Warrants, you must refer to both the prospectus supplement relating to such Warrants and to the description of the Warrants in this prospectus.
General
A prospectus supplement will describe the following terms of any Warrants (to the extent such terms are applicable to the Warrants):
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their title;

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their aggregate number;

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whether the Warrants are for the purchase or sale of our common shares, preference shares, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the prospectus supplement;

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their price or prices;

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the currency or currencies, including composite currencies or currency units, in which the price of the Warrants may be payable;

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the date, if any, on and after which the Warrants and the related common shares, preference shares, or Debt Securities will be separately transferable;

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the date on which the right to exercise the Warrants shall commence, and the date on which the right shall expire;

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the maximum or minimum number of the Warrants which may be exercised at any time;

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a discussion of material federal income tax considerations, if any;

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the terms, procedures and limitations relating to the exercise of the Warrants; and

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any other terms of the Warrants, including any terms which may be required or advisable under U.S. laws or regulations.

If the Warrants are to purchase common shares or preference shares, the prospectus supplement will also describe the purchase price for the underlying common shares or preference shares.

If the Warrants are to purchase Debt Securities, the prospectus supplement will also describe:
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the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

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the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

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the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

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the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which the principal amount of Debt Securities may be purchased upon exercise.

If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, the Warrants will be listed on a national securities exchange and the prospectus supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether the Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether the Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.
If the Warrants are to purchase or sell a stock index or a stock basket, the Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in that stock index or stock basket and will be listed on a national securities exchange, and the prospectus supplement will describe the terms of the Warrants, whether the Warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which the stock index or stock basket relates, whether the Warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.
If the Warrants are to purchase or sell a commodity or commodity index, the Warrants will provide for cash settlement or delivery of the particular commodity or commodities, and the Warrants will be listed on a national securities exchange. The prospectus supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether the Warrants are to purchase or sell the commodity or commodity index, whether the Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which the commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.
Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a global warrant certificate, as described in the applicable prospectus supplement.
Prior to the exercise of their Warrants, holders of Warrants to purchase common shares, preference shares or Debt Securities will, until their Warrants are exercised, not have any of the rights of holders of such Securities.
Exercise of Warrants
Each Warrant will entitle the holder to purchase the amount of common shares, preference shares or Debt Securities, or purchase or sell the amount of Government Debt Securities, or the amount of currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, at the exercise price, or receive the settlement value in respect of that amount of Government Debt Securities, currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable prospectus supplement or as otherwise described in the prospectus supplement. Warrants may be exercised on or before the date set forth in the applicable prospectus supplement or as may be otherwise described in such prospectus supplement. After that date (or a later date declared by us), unexercised Warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, Warrants may be exercised by delivering to the Warrant Agent the Warrant certificate properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the common shares, preference shares or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index purchased or sold upon exercise of the Warrants. Warrants will be deemed to have been exercised upon receipt of a Warrant certificate and the required payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, or pay the settlement value in respect of such Warrants. If fewer than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

DESCRIPTION OF SHARE CAPITAL
General
We are an exempted company limited by shares continued under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda. Our registered office is located at Richmond House, 12 Par-la-Ville Road, Hamilton HM08, Bermuda.
The objects of our business are unrestricted, and Carnival Corporation Ltd. has the capacity of a natural person. We are therefore able to undertake activities without restriction on our capacity.
There have been no public takeover offers by third parties for our common shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.
Share Capital
Our authorized share capital consists of (i) 1,960,000,000 common shares, US$0.01 par value per common share and (ii) 40,000,000 preference shares, US$0.01 par value per preference share. As of September 22, 2026, we had 1,344,610,129 common shares issued and outstanding, all of which are fully paid, and no preference shares issued and outstanding. Pursuant to our Bye-Laws, subject to the requirements of the NYSE, and to any resolution of the shareholders to the contrary, our Board of Directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares provided our common shares remain listed on a stock exchange that has been appointed by the Bermuda Minister of Finance pursuant to Section 2(9) of the Bermuda Companies Act (an “Appointed Stock Exchange”), which includes the NYSE.
Common Shares
Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
In the event of our liquidation, dissolution or winding up, the holders of common shares will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Pursuant to Bermuda law and our Bye-Laws, our Board of Directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, rights to elect or appoint directors and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board of Directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company.
Dividend Rights
Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than its liabilities. Under our Bye-Laws, each common share is entitled to dividends if, as and when dividends are declared by our Board of Directors, subject to any preferred dividend right of the holders of any preference shares.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied with the sanction of a resolution passed by a majority of issued shares of that class at a general meeting of the relevant class of shareholders at which a quorum consisting of two persons at least holding or representing one-third of the issued shares of the relevant class are present. Our Bye-Laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.
Transfer of Shares
Our Board of Directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our Board of Directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by such evidence of the transferor’s right to make the transfer as our Board of Directors may reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his or her common shares by completing an instrument of transfer in writing in such form included in our Bye-Laws or in such other form as our Board of Directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our Board of Directors may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting.
Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our Bye-Laws provide that our Board of Directors may convene an annual general meeting and any of our Board of Directors, our president or our secretary may convene a special general meeting. Our Bye-Laws provide that at least 10 but not more than 60 days’ notice of an annual general meeting or at least 10 but not more than 60 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; and (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 33 1∕3% of all issued and outstanding common shares; provided that if we at any time have only one shareholder, one shareholder present in person or by proxy will form a quorum for the transaction of business at any general meeting held during such time. When a quorum is once present to organize any meeting, it will not be broken by the subsequent withdrawal of any shareholder.
Our Bye-Laws permit shareholders who represent either (i) 5% of the issued and outstanding common shares or (ii) 100 shareholders to submit proposals to be considered at the annual meeting of shareholders. Notice of the shareholders’ proposal must be received by Carnival Corporation Ltd. not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders.
Our Bye-Laws do not permit shareholder action by written consent.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include, inter alia, a company’s memorandum of continuance, including its objects and powers, and certain alterations to the memorandum of continuance and any charges registered against the assets of a company. The shareholders have the additional right to inspect the bye-laws of a company, minutes of general meetings and a company’s audited financial statements, which must be laid before the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda at its registered office but may, subject to the provisions of the Bermuda Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Election and Removal of Directors
Our Bye-Laws provide that our Board of Directors will consist of not less than nine (9) directors and not more than fourteen (14) directors. Within said minimum and maximum, the total number of directors may be fixed from time to time solely by resolution of the Board of Directors. A change in the minimum and maximum number of directors requires an amendment to our Bye-Laws.
The directors shall be elected for a one year term of office. A director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to our Bye-Laws.
Subject to compliance with certain requirements set forth in our Bye-Laws, any shareholder of common shares may propose for election as a director someone who is not an existing director or is not proposed by the Board of Directors; provided, such shareholder (i) was a shareholder of record at the time of the notice of such meeting to elect such director was delivered to our Secretary and as of the date of such meeting, (ii) is entitled to vote at such meeting and (iii) is in compliance with the notice provisions required under our Bye-Laws. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the one-year anniversary of the preceding year’s annual meeting of shareholders, or where a director is to be elected at a special general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before such meeting.
A director may be removed by the shareholders by the affirmative vote of at least a majority of the votes cast.
Our Bye-Laws provide that vacancies on the Board of Directors will be filled by a majority of the directors then in office. If no quorum of directors remains, the shareholders will have the power to appoint any person as a director to fill a vacancy in a general meeting.
Proceedings of Board of Directors
Our Bye-Laws provide that our business is managed and conducted by our Board of Directors. Bermuda law permits both individual and corporate directors, however our Bye-Laws do not permit the appointment of corporate directors and there is no requirement in our Bye-Laws or Bermuda law that directors hold any of our common shares. There is also no requirement in our Bye-Laws or Bermuda law that our directors must retire at a certain age.
The compensation of our directors is determined by the Board of Directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors are also paid all reasonable expenses properly incurred by them in connection with our business or their duties as directors.
A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law may be entitled to be counted in the quorum for such meeting and to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of the board of directors determines that such director is disqualified from voting.
Indemnification of Directors and Officers
Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 of the Bermuda Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Bermuda Companies Act.
Our Bye-Laws provide that we will indemnify our officers and directors with respect to their actions and omissions, except for in respect of their fraud or dishonesty but otherwise to the fullest extent and in the manner set forth in and permitted by the Bermuda Companies Act and any other applicable law from time to time in effect. Our Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act will permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability incurred by such person in such capacity or arising out of his status as such, whether or not we may otherwise indemnify such officer or director.
Ownership Limitations and Transfer Restrictions
In general, under Section 883 of the Code, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operations of a ship or ships. The regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships and aircraft will exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded. A corporation’s stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., if 50% or more, by vote and value, of its stock is owned by persons who each own 5% or more of the vote and value of the outstanding shares of the corporation’s stock.
To the best of our knowledge, after due investigation, we currently expect to qualify as a publicly traded corporation under the regulations. However, because of the total beneficial ownership of common shares and voting power of Carnival Corporation Ltd. held by some members of the Arison family and various trusts established for their benefit, there is the potential that another shareholder could acquire 5% or more of our common shares which could jeopardize our qualification as a publicly traded corporation. If we in the future were to fail to qualify as a publicly traded corporation under Section 883 of the Code and the U.S. Treasury regulations promulgated thereunder and/or were to no longer be eligible for benefits under the 2001 Convention Between the Government of the United States of America and The Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasions with Respect to Taxes on Income and on Capital Gains, we would be subject to U.S. income tax on income associated with our cruise operations in the U.S. As a precautionary matter, our Bye-Laws contain provisions to ensure that we continue to qualify as a publicly traded corporation under the regulations.
Our Bye-Laws provide that no one person or group of related persons, other than some members of the Arison family and various trusts established for their benefit, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of our common shares, whether measured by vote, value or number. In addition, our Bye-Laws generally restrict the transfer of any common shares if such transfer would cause us to be subject to U.S. federal income tax on certain of our shipping income. In general, the attribution rules under the Code applicable in determining whether a person is a 5% shareholder under the regulations attribute stock:
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among specified members of the same family,

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to shareholders owning 50% or more of a corporation from that corporation,

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among corporations that are members of the same controlled group,

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among grantors, beneficiaries and fiduciaries of trusts, and

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to partners of a partnership from that partnership.

For purposes of this 4.9% limit, a “transfer” includes any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise. The 4.9% limit does not apply to some members of the Arison family and various trusts established for their benefit. These shareholders are permitted to transfer their common shares without complying with the limit so long as the transfer does not cause us to be subject to U.S. income tax on shipping operations.
The Bye-Laws provide that the Board of Directors may waive the 4.9% limit or transfer restrictions, in any specific instance. The Board of Directors may also terminate the limit and transfer restrictions generally at any time for any reason.
If a purported transfer or other event, including owning common shares in excess of the 4.9% limit, results in the ownership of common shares by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such common shares in excess of the 4.9% limit, or which would cause us to be subject to U.S. federal income tax on certain of our shipping income will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common shares in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares will have no rights in such excess shares, other than a right to the payments described below.
Excess shares will not be treasury shares but rather will continue to be issued and outstanding shares of our common shares. While issued and outstanding, excess shares will be transferred to a trust. The trustee of such trust will be appointed by us and will be independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations selected by the trustee. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of:
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in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares resulting from an event other than a purported transfer.

At the direction of the Board of Directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. federal income tax on certain of our shipping income within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of:
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the price per share received by the trustee, and

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the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust.
If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.
We have the right to purchase any excess shares held by the trust for a period of 90 days from the later of:
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the date the transfer or other event resulting in excess shares has occurred, and

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the date the board of directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of:
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the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our Bye-Laws could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their common shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. To the extent that the regulations are amended in a manner which, in the opinion of our Board of Directors, does not require these provisions in our Bye-Laws to ensure that we will maintain our income tax exemption for our shipping income, our Board of Directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions.
Amendment of Memorandum of Continuance and Bye-Laws
Bermuda law provides that the memorandum of continuance of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our Bye-Laws provide that no bye-law will be rescinded, altered or amended, and no new bye-law will be made, unless it has been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding at least a majority of the issued and outstanding shares. Our memorandum of continuance will not be rescinded, altered or amended without a resolution of our Board of Directors and a resolution of our shareholders having majority votes in the affirmative.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of continuance adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of continuance must be made within 21 days after the date on which the resolution altering the company’s memorandum of continuance is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations and Mergers
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our Bye-Laws provide that, the necessary shareholders’ approval for any merger or amalgamation shall be an affirmative vote of at least a majority of all our issued and outstanding voting shares.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of continuance or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Our Bye-Laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.
Capitalization of Profits and Reserves
Pursuant to our Bye-Laws, our Board of Directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Untraced Shareholders
Our Bye-Laws provide that our Board of Directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Certain Provisions of Bermuda Law
We are designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of common shares.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.
Beneficial Ownership
The Beneficial Ownership Act 2025 (the “BO Act”) came into force in Bermuda on November 3, 2025 requiring certain legal persons in Bermuda to identify beneficial owners and maintain a beneficial ownership register. For so long as our shares are listed on an Appointed Stock Exchange (which includes the NYSE) we are exempt from the requirements of the BO Act, save for the requirement to confirm our exempted status with the Registrar of Companies in Bermuda and file with the Registrar of Companies in Bermuda proof of that exemption.
Transfer Agent
The transfer agent for the common shares is Computershare Trust Company, N.A.
Listing of Common Shares
The common shares are listed on the NYSE under the symbol “CCL.”

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts (the “Purchase Contracts”), including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities (and, if applicable, related guarantees), subordinated debt securities (and, if applicable, related guarantees), common shares or preference shares, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the Purchase Contracts may be fixed at the time the Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts. The Purchase Contracts may require us to make periodic payments to the holders of the Purchase Contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations under the Purchase Contracts.
The prospectus supplement related to any particular Purchase Contracts will describe, among other things, the material terms of the Purchase Contracts and of the securities being sold pursuant to such Purchase Contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the Purchase Contracts and any material provisions governing the Purchase Contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the Purchase Contracts.

DESCRIPTION OF UNITS
We may from time to time issue units (the “Units”) comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each Unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular Units will describe, among other things:
•
the material terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

•
if appropriate, any special United States federal income tax considerations applicable to the Units; and

•
any material provisions of the governing Unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
Sales of common shares and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange or automated trading and quotation system on which the common shares or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any common shares offered under this prospectus will be listed on the NYSE (or such other stock exchange or automated quotation system on which the common shares are listed), subject to official notice of issuance.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
LEGAL MATTERS
Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the Debt Securities, Warrants, Purchase Contracts and Units offered by this prospectus for us and the validity of any Guarantees offered by this prospectus for Carnival UK Ltd. The validity of our common shares and our preference shares offered by this prospectus and certain other matters with respect to Bermuda law have been passed upon for Carnival Corporation Ltd. by Conyers Dill & Pearman Limited and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival UK Ltd. by Ashurst Perkins Coie UK LLP.
Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the Chair of Carnival Corporation Ltd., and other Arison family members and trusts.
EXPERTS
The consolidated financial statements of Carnival Corporation & plc (comprising Carnival Corporation Ltd., formerly Carnival Corporation, and Carnival UK Ltd., formerly Carnival plc, and their respective subsidiaries) as of November 30, 2025 and 2024 and for each of the two years in the period ended November 30, 2025, incorporated in this prospectus by reference, and the effectiveness of the Companies’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Carnival Corporation & plc (comprising Carnival Corporation Ltd., formerly Carnival Corporation, and Carnival UK Ltd., formerly Carnival plc, and their respective subsidiaries) for the year ended November 30, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

C A R N I V A L
C O R P O R A T I O N LTD.
DEBT SECURITIES
COMMON SHARES
PREFERENCE SHARES
WARRANTS TO PURCHASE SECURITIES
PURCHASE CONTRACTS
UNITS

PROSPECTUS

September 29, 2026

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates. All of such expenses (other than the SEC registration fees for securities of certain selling securityholders) are being borne by us.
SEC Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Fees and Expenses of Trustee and Counsel	(2)
Miscellaneous Fees and Expenses	(2)
Total	$(2)

(1)
Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Bermuda Companies Act.
Carnival Corporation Ltd.’s Bye-Laws provide that Carnival Corporation Ltd. will indemnify the officers and directors with respect to their actions and omissions, except in respect of their fraud or dishonesty but otherwise to the fullest extent and in the manner set forth in and permitted by the Bermuda Companies Act and any other applicable law from time to time in effect. Carnival Corporation Ltd.’s Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits Carnival Corporation Ltd. to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability incurred by such person in such capacity or arising out of his status as such, whether or not Carnival Corporation Ltd. may otherwise indemnify such officer or director.
Article 66.1 of Carnival UK Ltd.’s Articles of Association provides:
Subject to the provisions of the UK Companies Acts (but so that article 66.1 does not extend to any matter insofar as it would cause article 66.1 or any part of it to be void under the UK Companies Acts) but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a director of Carnival UK Ltd. or any member of its group may be indemnified out of the assets of Carnival UK Ltd. against all costs, charges, expenses, losses or liabilities (together “Liabilities”) which he may sustain or incur in or about the actual or purported execution and/or discharge of his duties (including those duties, powers and discretions in relation to Carnival UK Ltd. or any member of its group or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the UK Companies Act 2006)) and/or the actual or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any Liability suffered or incurred by him in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations, or proceedings, whether civil, criminal, or regulatory or in connection with any application under section 661(3), section 661(4) or section 1157 of the UK Companies Act 2006.
Under the UK Companies Act 2006, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any fine imposed in criminal proceedings, a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature, negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:
•
purchase and maintain liability insurance for officers and directors; and

•
indemnify an officer and director against any liability incurred by him or her either in defending any proceedings in which judgment is given in his or her favor or he or she is acquitted, or in connection with the court granting him or her relief from liability in the case of honest and reasonable conduct.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
1.1*	Form of Underwriting Agreement.
3.1	Memorandum of Continuance of Carnival Corporation Ltd. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 7, 2026).
3.2	Bye-Laws of Carnival Corporation Ltd. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on May 7, 2026).
3.3	Articles of Association of Carnival UK Ltd.
4.1	Form of Senior Indenture between Carnival Corporation Ltd., Carnival UK Ltd. and the Senior Trustee relating to the Senior Debt Securities.
4.2	Form of Subordinated Indenture between Carnival Corporation Ltd., Carnival UK Ltd. and the Subordinated Trustee relating to the Subordinated Debt Securities.
4.3	Form of Senior Debt Security (included in Exhibit 4.1).
4.4	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.5*	Form of Warrant Agreement.
4.6*	Form of Purchase Contract Agreement.
4.7*	Form of Unit Agreement.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
5.2	Opinion of Conyers Dill & Pearman Limited.
5.3	Opinion of Ashurst Perkins Coie UK LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.4	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2).
23.5	Consent of Ashurst Perkins Coie UK LLP (included in Exhibit 5.3).
24.1	Powers of Attorney (included on signature pages).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.
107	Filing Fee Table.

*
To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.   UNDERTAKINGS
(a)   The Registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser;
(A)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date of the filed prospectus was deemed part of and included in the Registration Statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and
(5)    That, for the purpose of determining liability of each of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or securities provided by or on behalf of an undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.
(6)   The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(b)   Each of the undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF CARNIVAL CORPORATION LTD. AND CARNIVAL UK LTD.
Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 29th day of September, 2026.
CARNIVAL CORPORATION LTD.	CARNIVAL UK LTD.
By: /s/ Josh Weinstein Name: Josh Weinstein Title: Chief Executive Officer and Director	By: /s/ Josh Weinstein Name: Josh Weinstein Title: Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Micky Arison, David Bernstein, Josh Weinstein, James Chedgey and Enrique Miguez, or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in the registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of them may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 29, 2026 by the following persons on behalf of each of the Registrants listed below in the capacities indicated.
CARNIVAL CORPORATION LTD.	CARNIVAL UK LTD.
/s/ Josh Weinstein Josh Weinstein Chief Executive Officer and Director (Principal Executive Officer)	/s/ Josh Weinstein Josh Weinstein Director and Authorized Representative in the United States (Principal Executive Officer)
/s/ David Bernstein David Bernstein Chief Financial Officer and Chief Accounting Officer (Principal Financial and Principal Accounting Officer)	/s/ David Bernstein David Bernstein Chief Financial Officer and Chief Accounting Officer, Carnival Corporation Ltd. (Principal Financial and Principal Accounting Officer)
/s/ Micky Arison Micky Arison Chair of the Board of Directors	/s/ Lars Ljoen Lars Ljoen Director

/s/ Sir Jonathon Band Sir Jonathon Band Director	/s/ Paul Ludlow Paul Ludlow Director
/s/ Jason Glen Cahilly Jason Glen Cahilly Director
/s/ Nelda J. Connors Nelda J. Connors Director
/s/ Helen Deeble Helen Deeble Director
/s/ Jeffrey J. Gearhart Jeffrey J. Gearhart Director
/s/ Katie Lahey Katie Lahey Director
/s/ Stuart Subotnick Stuart Subotnick Director
/s/ Laura Weil Laura Weil Director
/s/ Randall J. Weisenburger Randall J. Weisenburger Director